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                                AGENCY AGREEMENT



                               September___, 2002



U.S. Bancorp Piper Jaffray Inc.
800 Nicollet Mall
Minneapolis, MN  55402

Ladies and Gentlemen:

         Illinois River Energy, LLC, a Delaware limited liability company (the "COMPANY") hereby confirms its agreement with you with respect to the Company's offer and sale of up to an aggregate of 45,000,000 of the Company's Class A units and Class B units (collectively, the "UNITS"). The Company desires to increase the capital of the Company in the minimum amount of $25,000,000 and a maximum amount of $45,000,000 by the sale of the Units (the "OFFERING"). The subscribers therefor, each of whom will be named in a subscription agreement substantially similar to the form of subscription agreement attached as an exhibit to the Prospectus hereinafter referred to (the "SUBSCRIPTION AGREEMENT"), and by which all such subscribers will be bound, will, at the election of and sole discretion of the Company, become unitholders ("UNITHOLDERS") of the Company. Pursuant to the terms and conditions hereof, the Company desires to appoint you as the exclusive third-party selling agent (the "AGENT") of the Offering. Agent understands and agrees that certain of the officers and directors of the Company will also offer and sell the Units in accordance with the terms and conditions hereof.

SECTION 1.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         (a) The Company represents and warrants to, and agrees with, you as of the date hereof as follows:

                   (i) A registration statement on Form SB-2 (File No. 333-96977) and a related preliminary prospectus with respect to the Units have been prepared and filed with the Securities and Exchange Commission ("COMMISSION") by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "ACT"), and the rules and regulations of the Commission thereunder (the "REGULATIONS"), and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. There have been or will promptly be delivered to you a conformed copy of such registration statement and amendments and a copy of each exhibit filed therewith.

                  Such registration statement (as amended, if applicable) at the time it becomes effective and the prospectus constituting a part thereof (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b)), as from time to time amended or

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         supplemented, are hereinafter referred to as the "REGISTRATION
         STATEMENT," and the "PROSPECTUS," respectively, except that if any revised prospectus shall be provided to the Agent by the Company for use in connection with the offering of the Units which differs from the Prospectus on file at the Commission at the time the Registration Statement became or becomes effective shall be deemed to be part of the "Registration Statement" as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the "Prospectus," as defined herein, as appropriate. The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the "EXCHANGE ACT."

                  (ii) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus has conformed in all material respects with the requirements of the Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and when the Registration Statement became or becomes effective, and at all times subsequent thereto, up to the Minimum Subscription Date (as defined in Section 2(e) hereof) and each Issuance Date (as defined in Section 2(f) hereof), as the case may be, the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, and the Prospectus and any amendments or supplements thereto, contained or will contain all statements that are required to be stated therein in accordance with the Act and in all material respects conformed or will in all material respects conform to the requirements of the Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (iii) The Company will not at any time hereafter file any amendments to the Registration Statement or in accordance with Rule 424(b) of the Regulations of which the Agent shall not have been previously advised in advance of filing or to which the Agent shall reasonably object in writing.

                  (iv) The Company has not sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capitalization or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, unitholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus.

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                   (v) The Company is, and at the Minimum Subscription Date, and
         each subsequent Issuance Date will be, duly formed and validly existing as a limited liability company in good standing under the laws of Delaware, with power and authority to own or lease its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign limited liability company for the transaction of business and is and will be in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification (except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Company or subject the Company, its unitholders or its members to any material liability or disability (a "MATERIAL ADVERSE EFFECT"). The Company was organized for the purpose of the transactions contemplated herein and in the Prospectus. Except as described in the Prospectus, the Company has not engaged in any business activities other than in connection with its organization and the transactions contemplated herein. Complete and correct copies of the Certificate of Formation and the First Amended and Restated Limited Liability Company Agreement (the "LLC AGREEMENT") of the Company have been delivered to the Agent and are each included as an appendix to the Prospectus.

                  (vi) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued equity securities of the Company have been duly and validly authorized and issued and are fully paid and (except as required to the contrary by the Delaware Limited Liability Company Act) non-assessable and conform in all material respects to the descriptions thereof in the Prospectus.

                 (vii) The Units have been duly and validly authorized and, when issued and delivered against payment therefore as provided in this Agreement and the Prospectus, will be duly and validly issued and fully paid and (except as non-assessability may be affected by the Delaware Limited Liability Company Act) non-assessable and will conform to the descriptions thereof contained in the Prospectus.

                (viii) The issue and sale of the Units by the Company, the execution of, and the compliance by the Company, with all of the applicable provisions of this Agreement and the Financial Services Agreement (all as described in the Prospectus) and the consummation of the transactions contemplated herein, therein and in the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; nor will such action result in any violation of the provisions of any of the formation or governing documents, including the LLC Agreement, of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the properties of the Company; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Units or the consummation of the transactions contemplated by this Agreement or the Prospectus,

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         except the registration under the Act as described in Section 1(a)
         herein and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or "blue sky" laws in connection with the offer and sale of the Units as contemplated by this Agreement and the Prospectus.

                  (ix) The Company is not (A) in violation of its formation or governing documents, including the LLC Agreement, or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

                   (x) The statements set forth in the Prospectus under the captions "Description of Units and First Amended and Restated Limited Liability Company Agreement," insofar as they purport to constitute a summary of the terms of the Units, and under the captions "Description of Units and First Amended and Restated Limited Liability Company Agreement," "Federal Income Tax Consequences of Owning Our Units" and "Plan of Distribution," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

                 (xi) Boulay, Heutmaker, Zibell & Co. P.L.L.P., who have certified certain financial statements and schedules of the Company included in the Prospectus, are independent public accountants as required by the Act and the Regulations.

                 (xii) The financial statements and schedules of the Company included in the Registration Statement present fairly the financial position of the Company as of the respective dates of such financial statements, and the results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with accounting principles generally accepted in the United States of America consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information set forth in the Prospectus under "Selected Financial Data" presents fairly on the basis stated in the Prospectus, the information set forth therein.

                (xiii) The projections disclosed under "Prospectus Summary," "Management's Plan of Operation" and "Business - Ethanol Industry" in the Prospectus, with respect to both the Company's operations and the ethanol industry, are based on the sources disclosed therein, are properly summarized, if so summarized from the identified sources, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and appropriate; the PRO FORMA financial information disclosed under "Selected Financial Data" in the Prospectus have been properly complied on the PRO FORMA basis described therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

                 (xiv) The Company (A) makes and keeps accurate books and records and (B) maintains internal accounting controls which provide reasonable assurance that

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         (1) transactions are executed in accordance with management's authorization, (2) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (3) access to its assets is permitted only in accordance with management's authorization, and (4) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                  (xv) The Company is a "small business issuer" as such term is defined in Rule 405 under the Act.

                 (xvi) The Company has all of the necessary limited liability company power and authority to enter into this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes a valid and binding agreement of the Company.

                (xvii) The Company maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its businesses and, to the knowledge of the Company, consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by it against theft, damage, destruction, acts of vandalism, environmental violations or liabilities and all other risks customarily insured against, all of which insurance is in full force and effect.

               (xviii) To the Company's knowledge, with limited inquiry, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company (or, to the knowledge of the Company, its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any regulation, order, judgment, decree or permit; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or with respect to which the Company has knowledge; the terms "hazardous wastes," "toxic wastes," "hazardous substances," and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                 (xix) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Minimum Subscription Closing Date, and each subsequent Issuance Date, except as otherwise may be specifically described, indicated or contemplated therein, the Company will not have (A) issued any securities or incurred any material liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business from the same or similar sources and in similar amounts as indicated in the Prospectus, or

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         (B) entered into any transaction or series of transactions which is material in light of the business of the Company.

                  (xx) The Company is not involved in any labor dispute and, to the knowledge of the Company, no such dispute has been threatened, except for such disputes as would not have a Material Adverse Effect.

                 (xxi) To the Company's knowledge, the Company is not in violation or default of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable.

                (xxii) The Company has or will seek to obtain all licenses, permits, franchises, or other governmental authorization necessary for the ownership and operation of an ethanol plant and to the conduct of its business generally.

               (xxiii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the financial condition, results of operations or business affairs of the Company; all pending legal or governmental proceedings to which the Company is a party or of which any of its respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to its business, are considered in the aggregate not material; and there are no contracts or documents of the Company which are required to be described in or filed as exhibits to the Registration Statement which have not been so described or filed.

                (xxiv) The Company has not received a determination from the Internal Revenue Service, but to its knowledge is qualified and at all times through the Offering Termination Date, as defined in Section 2 hereof, will qualify for treatment as a partnership for Federal income tax purposes under current interpretations of the Internal Revenue Code of 1986, as amended, and regulations thereunder.

                 (xxv) On the date hereof, and at all times through the Offering Termination Date, defined in Section 2 hereof, the Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended.

                (xxvi) The Company has filed all federal income and state and local franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority.

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         (b) Any certificate signed by any officer of the Company and delivered to you or your counsel shall be deemed a representation and warranty by the Company to you as to the matters covered thereby.

SECTION 2.           OFFERING AND SALE OF UNITS.

         (a) On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, you are hereby appointed the selling agent of the Company during the term herein specified (the "OFFERING PERIOD") for the purpose of finding subscribers for the Units for the account and risk of the Company through a public offering, and subject to the performance by the Company of all of its obligations to be performed hereunder and to the completeness and accuracy of all the representations and warranties contained herein, you hereby accept such agency and agree on the terms and conditions herein set forth to use commercially reasonable efforts during the Offering Period to find subscribers for the Units at a public offering price of $1.00 per Unit, each investor being required to subscribe for at least 5,000 Class A Units or, if purchasing Class B Units, each investor being required to be an Accredited Investor (as defined in the Subscription Agreement) and being required to subscribe for at least 1,000,000 Class B Units.

         The Offering Period will terminate on December 15, 2002, unless extended to March 31, 2003 by the board of managers of the Company (either December 15, 2002 or such later date, as applicable, the "OFFERING TERMINATION DATE"). At all times during the Offering Period you shall follow the procedures set forth in this Section 2.

         (b) Signature pages to the Subscription Agreement and the LLC Agreement (the Subscription Agreement together with the LLC Agreement are hereinafter referred to as the "SUBSCRIPTION DOCUMENTS") must be completed by or on behalf of each person desiring to purchase Units in form and substance satisfactory to the Company. You shall ascertain that the signature pages to the Subscription Documents sent in by or on behalf of a prospective purchaser of Units have been properly completed and executed. You shall return the Subscription Documents together with a check (in the amount or amounts required by paragraph (a) above) payable to First Midwest Bank (the "BANK") with respect to the Company at Illinois River Energy, LLC, 1201 South Seventh Street, Suite 110, Rochelle, Illinois, 61068.

         You will comply with the requirements of Rule l5c2-4 of the Securities Exchange Act of 1934, as amended and any applicable state law or regulation applicable to your efforts in the Offering.

         (c) You agree to retain in your records and make available to us, for a period of at least four years after the Offering Termination Date, information establishing that each purchaser of the Units pursuant to a Subscription Agreement solicited by you is within the permitted class of investors under the requirements, if any, of the jurisdiction in which such purchaser is a resident, and that investment in the Company is appropriate for each such purchaser's investment objectives and financial situation. In addition, you agree that you shall be responsible for determining that each purchaser of Units pursuant to a Subscription Agreement solicited by you

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meets the suitability requirement for investors contained in the Prospectus and you agree to retain records evidencing such compliance with the suitability requirement for each investor.

         (d) The Company, upon receipt of the aforementioned signature pages to the Subscription Documents, will determine as soon as practicable (but in no event more than 30 days after receipt) whether it expects to accept the proposed purchaser as a Unitholder in the Company, it being understood that the Company reserves the right to reject the tender of any signature pages to the Subscription Documents and to reject all tenders after all of the Units have been sold. The Company, at its sole discretion, will determine if such Subscription Documents have been properly completed and executed. Should the Company determine to accept the tender of the signature pages to the Subscription Documents, the Company will promptly advise you of such action. Should the Company determine to reject the tender of the signature pages to the Subscription Documents, it will promptly notify you in writing (and, if the Company elects, the prospective purchaser), of such determination, and will promptly cause the return of the tendered signature pages to the Subscription Documents and payment of the purchase price of the Units directly to you or to the prospective purchaser.

         (e) "MINIMUM SUBSCRIPTION DATE" as used herein shall mean the date, no later than December 15, 2002 (unless extended to March 31, 2003 by the board of managers of the Company, then no later than March 31, 2003), on which the Company and the Bank shall notify you in writing that subscriptions and payments for an aggregate of at least 25,000,000 Units shall have been received and accepted by the Company. "MINIMUM SUBSCRIPTION CLOSING DATE" as used herein shall mean the first full business day following the Minimum Subscription Date or such day thereafter as shall be mutually agreed upon by you and the Company.

         (f) In the event the offering is commenced and subscriptions for at least 25,000,000 Units shall not have been received by the Offering Termination Date, all funds received from subscribers (if any) shall be returned by the Bank to the subscribers in full, without deduction of any escrow or other fees and expenses but with any interest earned thereon being delivered to the Company. If at least 25,000,000 Units have been subscribed and paid for and accepted by the Company no later than the Offering Termination Date, then on the Minimum Subscription Closing Date, the Bank shall make payment to the Company of 10% of the purchase price for each Unit subscribed and paid for and accepted by the Company, and the Company shall issue 10% of the Units subscribed and paid for and accepted by the Company to each purchaser. At periodic intervals thereafter, to be mutually agreed upon by you and the Company during the Offering Period, dates shall be established on which the Bank shall make additional payments to the Company of 10% of the purchase price for each Unit subscribed and paid for and accepted by the Company after the Minimum Subscription Date (or after a prior Issuance Date, if applicable), and the Company shall issue 10% of the Units subscribed and paid for and accepted by the Company to each additional purchaser (each, an "ISSUANCE DATE"). On or following the Minimum Subscription Closing Date, if the Company receives an executed commitment letter from a bank or suitable financial institution for the amount of debt financing that the Company needs (the "FINANCING COMMITMENT"), then the Bank shall make payment to the Company of the remaining 90% of the purchase price for each Unit subscribed and paid for and accepted by the Company, and the Company shall issue 90% of the Units subscribed and paid for and accepted by the Company to each purchaser (an "ISSUANCE DATE"). If the Company has not received the

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Financing Commitment prior to the Offering Termination Date, then 90% of each subscriber's purchase price shall be returned by the Bank to the subscribers, with any interest earned thereon being delivered to the Company.

         (g) As consideration for your services, your compensation will be paid to you as follows:

               (i) If at least 25,000,000 of the Units are subscribed for and the required payments and Unit issuances are made at the Minimum Subscription Closing Date and all conditions precedent hereunder to the obligations of you and the Company are satisfied on the Minimum Subscription Closing Date, you will be paid a commission of 1.50% of the purchase price of a Unit on each Unit issued on the Minimum Subscription Closing Date, which commission is due and payable on such date;

               (ii) After the Minimum Subscription Closing Date, you will be paid at each subsequent Issuance Date a commission of 1.50% of the purchase price of a Unit on each Unit issued on such Issuance Date, which commission is due and payable on such date;

               (iii) At the time of the "FINANCIAL CLOSE," as such term is defined in the Financial Services Agreement dated July 23, 2002 between the Company and U.S. Bancorp Piper Jaffray, you will be paid a commission of 1.75% of the purchase price of a Unit on each Unit issued in the Offering; and

               (iv) In addition to the compensation set forth above, upon Successful Commissioning of the Ethanol Plant you will be paid a commission of .25% of the aggregate purchase price of all Units issued during the Offering Period, which commission is due and payable in nine monthly installments on the first day of each month beginning on the first day of the first month following the Successful Commissioning of the Ethanol Plant. "SUCCESSFUL COMMISSIONING" shall mean production of ethanol meeting design specifications on a daily basis of nameplate production and all production meets guarantees provided by engineers and contractors.

         Such commissions and expense allowance shall be paid to you by a Company check.

         (h) Subscriptions for Units may be solicited by one or more dealers (the "SOLICITING DEALERS") and sales by Soliciting Dealers shall be made under a Soliciting Dealer Agreement in the form agreed to by you and the Soliciting Dealer. Pursuant to any Soliciting Dealer Agreements, you will reallow each Soliciting Dealer a concession in an amount agreed upon by you and the Soliciting Dealer with respect to each Unit sold by the Company pursuant to a Subscription Agreement solicited by such Soliciting Dealer, subject to the terms and conditions set forth in Section 2(g).

         (i) Except as disclosed in the Prospectus and the finders' arrangements specifically described therein, neither you, the Company, nor any dealer participating in the offering of the Units shall, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an

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inducement to such advisor to the purchase of Units; PROVIDED, HOWEVER, that normal sales commissions or payments pursuant to any sales, incentive program referred to in the Prospectus payable to a registered broker-dealer or other properly licensed person for selling Units shall not be prohibited hereby.

         (j) You agree that you will not disseminate or publish any advertisement relating to your solicitation of subscribers for the Units (including, without limitation, any advertisement relating to seminars) (i) the form of which has not been submitted to the NASD by you and (ii) that has not been approved by the Company.

SECTION 3.           COVENANTS OF THE COMPANY.

         The Company covenants with you as follows:

                   (a) It will notify you immediately and confirm the notice in writing (i) when the Registration Statement and any amendment thereto shall have become effective, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating thereto, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance by the Commission of any stop order and, if any such stop order shall at any time be issued, to obtain the lifting thereof at the earliest possible moment.

                   (b) It will give you notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Agent in connection with the offering of the Units which differs from the prospectus on file at the Commission at the time the Registration Statement became or becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b)) and will furnish you with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you shall reasonably object in writing.

                   (c) It will deliver to you, as soon as available, one signed copy of the Registration Statement as originally filed and of each amendment thereto and one set of exhibits thereto.

                   (d) It will deliver to you from time to time, before the Registration Statement becomes effective, such number of copies of the Registration Statement as originally filed and any amendments thereto and as soon as the Registration Statement initially becomes effective and thereafter from time to time during the period when the Prospectus is required to be delivered under the Act, such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated

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         by the Act or the Regulations, and such number of copies of the
         Subscription Agreement and the LLC Agreement as you may reasonably request.

                   (e) During the period when the Prospectus is required to be delivered pursuant to the Act, the Company will comply, so far as it is able and at its own expense, with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in, the Units during such period in accordance with the provisions herein and as set forth in the Prospectus.

                   (f) If any event relating to or affecting the Company shall occur as a result of which it is necessary, in your view, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a subscriber, the Company will forthwith prepare and furnish to you, without expense to you, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Prospectus (in form and substance satisfactory to you) which amend or supplement the Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a subscriber, not misleading. For the purposes of this
         Section 3(f), the Company will furnish such information with respect to themselves as you may from time to time reasonably request.

                   (g) It will comply with all applicable registration, filing and reporting requirements of the Exchange Act.

                   (h) It will endeavor in good faith, in cooperation with you, to qualify the Units for offering and sale under the applicable securities or "blue sky" laws of such jurisdictions as you may designate; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business or to qualify as a dealer in securities in any jurisdiction in which it is not so qualified. It will give you notice of any correspondence received from any state securities commission regarding the Offering and will give you notice of its intention to file, or prepare for filing, any materials related to the Offering with any state securities commission; it will furnish you copies of any of the foregoing promptly upon receipt or prior to filing, as applicable, and will not file any such materials to which you shall reasonably object in writing. In each jurisdiction where the Units shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

                   (i) It will make generally available to the Company's security holders (i.e., the holders of Units) as soon as practicable, but not later than 120 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder, which need not be certified by independent public accountants unless required by the Act or the Regulations) covering the twelve-month period, or such earlier period since the

         Company's inception, beginning not later than the first day of the Company's fiscal quarter following the effective date of the Registration Statement. As used in this subsection, the terms "earnings statement" and "made generally available to the Company's security holders" shall have the meanings contained in Rule 158 promulgated under the Act.

                   (j) It will, so long as any Units remain outstanding, furnish directly to you the following:

                            (i) as soon as practicable after the end of each
                  fiscal year, one copy of the Company's annual report, including therein the accountants' report, the balance sheet, the related statements of profit and loss and cash flows for the Company, together with such accountants' comments and notations with respect thereto in such detail as the Company may customarily receive from such accountants;

                           (ii) as soon as practicable after the end of each
                  fiscal quarterly period, one copy of a balance sheet of the Company as at the end of such period, setting forth in reasonable detail its financial position, together with related statements of profit and loss and cash flows, none of which statements need be audited, but shall be certified as correct by the Company;

                          (iii) copies of any report, application or document
                  which the Company shall file with the Commission; and

                           (iv) as soon as the same shall be sent to holders of
                  Units, each communication which shall be sent to the holders of Units, including any other annual or interim report of the Company.

                   (k) It will deliver to you, from time to time, all supplemental sales material (whether designated solely for broker-dealer use or otherwise) proposed to be used or delivered by the Company in connection with the offering of Units.

                   (l) It intends to source funds and to use funds in the manner specified in the Prospectus.

                   (m) It will use the net proceeds received by it from the sale of the Units being sold by it in the manner specified in the Prospectus.

                   (n) It will maintain adequate books and records setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of the Company. You or your designated representative shall have the right, at any reasonable time, to have access to and inspect and copy the contents of such books and records.

SECTION 4.           COVENANTS OF U.S. BANCORP PIPER JAFFRAY.

         You covenant with the Company as follows:

                   (a) You agree to manage the distribution of the Units and to sell the Units according to all of the terms and conditions of the Registration Statement, the Rules of Fair Practice of the NASD, all applicable state and federal laws, including the Act, as amended, and any and all regulations related thereto. You shall not have any authority to give any information or make any representations in connection with any offer or sale of the Units other than as contained in the Prospectus or as is otherwise expressly authorized in writing by the Company, PROVIDED, HOWEVER, that you shall use only such sales literature and/or advertising in connection with the sale of the Units as shall be approved by the Company.

                   (b) The Units shall be offered and sold only where the Units may be legally offered and sold, and only to such persons in such states who shall be legally qualified to purchase the Units. The Company shall give you written notice at the time of effectiveness of the Registration Statement of those states in which the offering and sale of the Units may be made, and shall amend such notice thereafter as additional states are added. No Units shall be offered or sold in any other states.

                   (c) Neither you nor any person associated with you shall give any information, written or oral, or make any representation, written or oral, in connection with the offering other than those contained in the Prospectus or such other material as may be provided or approved by the Company.

SECTION 5.           PAYMENT OF EXPENSES AND FEES.

         The Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, including (i) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any supplements or amendments thereto, and of the Subscription Agreement; (ii) the printing, execution, filing and delivery to you in quantities as hereinabove stated of copies of any supplemental sales material to be used in connection with the offering approved by the Company and utilized in sales of the Units directly to the public; (iii) the qualification of the Units under the securities or "blue sky" laws of the jurisdictions designated by you in accordance with the provisions of Section 3(h), including filing fees and the fees and disbursements of any counsel incurred in connection therewith; (iv) the fees and disbursements of counsel and accountants for the Company; (v) the filing fee of the NASD and the fees and disbursements of counsel incurred in connection with the obtaining of NASD approval of the compensation arrangements relating to the offering of the Units; and (vi) delivery to you of such number of copies as you may reasonably request of the Blue Sky Survey to be prepared by Lindquist & Vennum P.L.L.P. which shall be delivered to you and the Company.

SECTION 6.           CONDITIONS OF YOUR OBLIGATIONS.

         Your obligations hereunder are subject to the accuracy of and compliance with the representations and warranties of the Company, to the performance by the Company of its obligations hereunder and to the following further conditions:

                   (a) The Registration Statement shall become effective not later than 5:30 P.M., Eastern time, on the date hereof, or, with your consent, at a later time and date not later, however, than 5:30 P.M., Eastern time, on the business day following the date hereof; and at the Minimum Subscription Closing Date and Issuance Date no stop order suspending the effectiveness thereof shall have been issued under the Act or proceeding therefor initiated or threatened by the Commission and not rescinded.

                   (b) At the Minimum Subscription Closing Date and on each Issuance Date thereafter, you shall receive the opinion of Lindquist & Vennum P.L.L.P., as counsel for the Company, to the effect that:

                            (i) the Company has been duly organized and is
                  validly existing as a limited liability company in good standing under the laws of the State of Delaware with power and authority to own its properties and conduct its business as described in the Prospectus; and the Company has been duly qualified to do business as a foreign limited liability company under the limited liability company law of, and is in good standing as such in, every jurisdiction where the ownership or leasing of property, or the conduct of its business requires such qualification except where the failure so to qualify would not have a Material Adverse Effect;

                           (ii) the authorized equity of the Company, of which
                  there is outstanding the amount set forth in the Registration Statement and Prospectus, conforms as to legal matters in all material respects to the description thereof in the Registration Statement and Prospectus;

                          (iii) the issued and outstanding equity of the Company
                  has been duly authorized and validly issued and is fully paid and non-assessable;

                           (iv) the certificates for the Units to be delivered
                  hereunder are in due and proper form, and when duly countersigned by the Company's transfer agent and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Units represented thereby will be duly authorized and validly issued, fully paid and non-assessable;

                            (v) the Registration Statement has become effective
                  under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the

                  Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable), the Prospectus and each amendment or supplement thereto (except for the financial statements, schedules and other historical or prospective statistical or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act; although such counsel cannot guarantee the accuracy or completeness of the statements contained in the Registration Statement or Prospectus, nothing has come to such counsel's attention that has led counsel to believe that either the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable) or the Prospectus, or the Registration Statement or the Prospectus as amended or supplemented (except as aforesaid), as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except as aforesaid) as amended or supplemented, if applicable, as of the Minimum Subscription Date, and each Issuance Date, will be, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; the statements in the Registration Statement and the Prospectus summarizing statutes, rules and regulations are accurate and fairly and correctly present the information required to be presented by the Act or the Regulations, in all material respects and such counsel does not know of any statutes, rules and regulations required to be described or referred to in the Registration Statement or the Prospectus that are not described or referred to therein as required; and such counsel does not know of any legal or governmental proceedings pending or threatened required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed, as required;

                           (vi) the statements under the captions "Description
                  of Units and First Amended and Restated Limited Liability Company Agreement," "Federal Income Tax Consequences of Owning Our Units" and "Plan of Distribution," in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters;

                          (vii) this Agreement and the performance of the
                  Company's obligations hereunder have been duly authorized by all necessary limited liability company action and this Agreement have been duly executed and delivered by and on behalf of the Company, and are legal, valid, and binding agreements of the Company, enforceable in accordance with their respective terms; and no approval, authorization or consent of any public board, agency, or instrumentality of the

                  United States or of any state or other jurisdiction is necessary in connection with the issue or sale of the Units pursuant to this Agreement (other than under the Act, applicable "blue sky" laws and the rules of the NASD) or the consummation by the Company of any other transactions contemplated hereby;

                         (viii) the execution and performance of this Agreement
                  will not contravene any of the provisions of, or result in a default under, any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument known to such counsel of the Company; or by which its property is bound and which contravention or default would be material to the Company; or violate any of the provisions of the Certificate of Formation or LLC Agreement of the Company or, so far as is known to such counsel, violate any statute, order, rule or regulation of any regulatory or governmental body having jurisdiction over the Company;

                           (ix) to such counsel's knowledge, all offers and
                  sales of the Company's units since the Company's inception were at all relevant times exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or "blue sky" laws;

                            (x) the Company is not an "investment company" or a
                  person "controlled by" an "investment company" within the meaning of the Investment Company Act; and

                           (xi) the Company has not received a determination
                  from the Internal Revenue Service, but to such counsel's knowledge the Company qualifies for treatment as a partnership for Federal income tax purposes under current interpretations of the Internal Revenue Code of 1986, as amended, and regulations thereunder.

                  In rendering such opinion, such counsel may state that insofar as their opinion under clause (v) above relates to the accuracy and completeness of the Prospectus and Registration Statement, it is based upon a general review with the Company's representatives and independent accountants of the information contained therein, without independent verification by such counsel of the accuracy or completeness of such information.

                   (c) At the Minimum Subscription Closing Date and on each Issuance Date thereafter you shall receive a certificate signed by the principal executive officer and principal financial officer of the Company to the effect that (i) the signer has carefully examined the LLC Agreement, the Registration Statement and the Prospectus and, in the signer's opinion, at the time the Registration Statement became effective and at the Minimum Subscription Closing Date and Issuance Date, as the case may be, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of its issue date and as of such date, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) since the effective date of the Registration Statement, no event has occurred which should have been set forth in an amendment of, or supplement to, the Prospectus but which has not been so set forth; (iii) no stop order suspending the effectiveness of the Registration Statement, has been issued and no proceedings therefor have been instituted or threatened by the Commission and not rescinded; (iv) the representations, warranties and agreements contained in Section 1(a) are true and correct in all material respects with the same effect as though expressly made at the Minimum Subscription Closing Date and Issuance Date as the case may be; (v) since the effective date of the Registration Statement, no material adverse change in circumstance has occurred with regard to the transactions described in the Prospectus which should have been set forth in an amendment of, or supplement to, the Prospectus, but which has not been so set forth; (vi) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, no material and unfavorable change, financial or otherwise, in the business, condition or prospects of the Company has occurred or become known; no transaction which is material and unfavorable to the Company has been entered into by the Company; and there has not been any obligation, contingent or otherwise, directly or indirectly incurred by the Company, which is material to the Company, other than such obligations that are incurred in the ordinary course of the Company's business; and (vii) subsequent to the execution and delivery of this Agreement, there has been no change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company, whether or not arising in the ordinary course of business, which is material and adverse to the current or prospective financial condition or results of operations of the Company.

                   (d) At the time the Registration Statement initially becomes effective, you shall have received from Boulay, Heutmaker, Zibell & Co. P.L.L.P. a letter, in form and substance satisfactory to you and your counsel, advising that (i) they are independent public accountants as required by the Act and the Regulations, (ii) it is their opinion that the financial statements of the Company included in the Prospectus, and covered by their opinions therein, comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations relating to financial statements in registration statements on Form SB-2, (iii) based on procedures set forth in such letter nothing has come to their attention which would indicate that the unaudited financial statements and supporting schedules, if any, of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations, or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the respective audited financial statements of the Company, (iv) based on procedures set forth in such letter nothing has come to their attention which would indicate that during the period from April 30, 2002 to a specified date not more than five business days prior to the date the Registration Statement becomes effective there has been any change in the equity, capital accounts, or short-term or long-term indebtedness of the Company or any decrease in net assets as compared with the amounts shown in their respective balance sheets as of April 30, 2002 included in the Registration

         Statement, except for changes or decreases that the Registration Statement discloses have occurred or may occur; (v) they have carried out certain procedures, as specified in a draft of such letter approved by you, performed for the purpose of comparing certain financial information and percentages appearing in the Registration Statement, as specified in such draft letter, with indicated amounts in the financial statements or accounting records of the Company and certain of its affiliates and have found such information and percentages to be in agreement with the relevant accounting and financial information of the Company and certain of its affiliates.

                  At the Minimum Subscription Closing Date and each Issuance Date you shall receive from Boulay, Heutmaker, Zibell & Co. P.L.L.P. a letter dated as of the Minimum Subscription Closing Date or Issuance Date to the effect that they reaffirm, as of such date and as though made at such date, the statements made in the letter furnished by such accountants pursuant to Section 6(d), except that the specified date referred to in such subsection will be a date not more than five days prior to the Minimum Subscription Closing Date or such Issuance Date.

                   (e) At the Minimum Subscription Closing Date and at all times through the Offering Termination Date, Lindquist & Vennum P.L.L.P. shall have been furnished with such additional information, opinions and documents, including supporting documents relating to parties described in the Prospectus and certificates signed by such parties with regard to information relating to them and included in the Prospectus as they may reasonably require for the purpose of enabling them to pass upon the sale of the Units as herein contemplated and related proceedings, in order to evidence the accuracy or completeness of any of the representations or warranties or the fulfillment of any of the conditions herein contained and in order to qualify the Units under the securities or "blue sky" laws of the jurisdictions designated by you in accordance with the provisions of Section 3(h); and all actions taken by the Company in connection with the sale of the Units as herein contemplated shall be reasonably satisfactory in form and substance to you.

                   (g) At the Minimum Subscription Closing Date and on each Issuance Date, the qualification of the Units under the specified "blue sky" jurisdictions remain valid.

                   (h) At the Minimum Subscription Closing Date and on each Issuance Date the Company shall be in compliance with all reporting requirements under the Exchange Act.

                   (i) If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all your obligations hereunder may be cancelled by you by notifying the Company of such cancellation in writing at any time at or prior to the Minimum Subscription Closing Date, or at any time after the Minimum Subscription Closing Date, all your obligations hereunder may be cancelled or terminated by you by notifying the Company of such cancellation or termination in writing at any time at or prior to the Offering Termination Date and any such cancellation or termination shall be without liability of any party to any other party (except for the expenses to be paid or reimbursed pursuant to Section 5 hereof and except to the extent provided in
         Section 7 hereof).

         All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you which approval shall not be unreasonably withheld. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

SECTION 7.           INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of the Act or the Exchange Act against any losses, claims, damages or liabilities to which you or such controlling person may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A, if applicable, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse you and each such controlling person for any legal or other expenses reasonably incurred by you or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by you, specifically for use therein, which such information is limited to the third paragraph under the subsection "Selling Agent" under the section "Plan of Distribution" in the Prospectus; or (ii) if such statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus and (A) any such loss, claim, damage or liability suffered or incurred by you (or any person who controls you) resulted from an action, claim or suit by any person who purchased Units which are the subject thereof from you in the offering and (B) you failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Units in any case where such delivery is required by the Act. In addition to its other obligations under this Section 7(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this
Section 7(a), it will reimburse you on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse you for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) You will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer or controlling person may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with your written consent), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with any written information furnished to the Company by you specifically for use in the preparation thereof, which such information is limited to the third paragraph under the subsection "Selling Agent" under the section "Plan of Distribution" in the Prospectus; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 7(b), you agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 7(b), you will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of your obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which you may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
Section 7, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; PROVIDED, HOWEVER, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by you in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

         (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and you from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and you in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and you shall be deemed to be in the same proportion in the case of the Company as the total price paid to the Company for the Units by you (net of commission but before deducting expenses), and in your case, as the commission received by you bears to the total of such amounts paid to the Company and received by you as commission in each case as contemplated by the Prospectus. The relative fault of the Company and you shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or

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

other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         Notwithstanding the provisions of this Section 7, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Units sold by it and distributed to the public were offered to the public exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The provisions of this Section 7 shall survive any termination of this Agreement.

SECTION 8.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

         All representations, warranties and agreements contained in this Agreement (including your covenants provided in Section 4 hereof) or contained in a certificate of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, you or any person who controls you, or by or on behalf of the Company and shall survive the Offering Termination Date.

SECTION 9.  EFFECTIVE DATE OF THIS AGREEMENT.

         This Agreement shall become effective (i) at 11:30 A.M., Eastern time, on the first full business day following the day on which the Registration Statement initially becomes effective or (ii) at the time of the initial public offering by you, after the Registration Statement initially becomes effective, of the Units, whichever shall first occur. The time of the initial public offering shall mean the time of the release by you, for publication, of the first newspaper advertisement, which is subsequently published, relating to the Units or the time at which the Units are first generally offered by you to subscribers, whichever shall first occur. You or the Company may prevent this Agreement from becoming effective by giving the notice indicated in Section 10 prior to the time when this Agreement would otherwise become effective as herein provided.

SECTION 10.  TERMINATION.

         Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

                   (a) Either the Company or you may terminate this Agreement if at least 10,000,000 of the Units have not been sold by December 15, 2002.

                   (b) In the event the offering is commenced and subscriptions for at least 25,000,000 Units shall not have been received by the Minimum Subscription Date, this Agreement shall terminate without obligation on your part or on the part of the Company, except as provided in Section 5 hereof and except that the indemnification or contribution, as the case may be, provided in
         Section 7 hereof shall continue after such termination of this Agreement.

                   (c) This Agreement may be terminated by the Company by notice to you or by you by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to you (except for the expenses to be paid or reimbursed pursuant to Section 5 hereof and except to the extent provided in Section 7 hereof).

                   (d) This Agreement may also be terminated by you prior to the Minimum Subscription Closing Date if (i) trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Minnesota, New York, or United States authorities, or (iii) there shall have been any change in financial markets or in political, economic or financial conditions which, in your opinion, either renders it impracticable or inadvisable to proceed with the offering and sale of the Units on the terms set forth in the Prospectus or materially and adversely affects the market for the Units, or (iv) if there shall have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of a national emergency or war by the United States, an act of terrorism shall have been committed against the United States or any of its nationals or properties; or (v) there shall have occurred such a calamity or crisis or such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities (or the effect of international conditions on the financial markets in the United States shall be such), that in your judgment makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Units. Any termination pursuant to this paragraph (b) shall be without liability on your part to the Company or on the part of the Company to you (except for expenses to be paid or reimbursed pursuant to Section 5 hereof and except to the extent provided in Section 7 hereof).

SECTION 11.  POST-EFFECTIVE AMENDMENT.

         The Company represents, warrants and covenants to you that if as of December 15, 2002 (unless extended to March 31, 2003 by the board of managers of the Company, then March 31, 2003), subscriptions for at least 25,000,000 Units shall not have been received, it will file a post-effective amendment to the Registration Statement de-registering all of the Units and if at the Offering Termination Date subscriptions for all the Units shall not have been received it will file a post-effective amendment to the Registration Statement de-registering the unsold Units and, in either case, will terminate any additional offerings of Units pursuant to such Registration Statement. In addition, the Company represents and warrants to you that it will file all reports required by the regulations with regard to sales of the Units and use of the proceeds therefrom.

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

SECTION 12.  NOTICES AND AUTHORITY TO ACT.

         All communications hereunder shall be in writing and, if sent to you, shall be mailed, delivered or faxed and confirmed to you at U.S. Bancorp Piper Jaffray Inc., 2780 Skypark Drive, Suite 400, Torrance, CA, 90505, Attention:
Mark Fisler, with a copy to Brian Helberg, Esq., Internal Counsel, U.S. Bancorp Piper Jaffray Inc., 800 Nicollet Mall, Minneapolis, MN 55402, or, if sent to the Company, shall be delivered or faxed and confirmed at Illinois River Energy, LLC, 1201 South Seventh Street, Suite 110, Rochelle, Illinois, 61068 Attention:
President, with a copy to Lindquist & Vennum, 4200 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402, Attention Michael Weaver.

SECTION 13.  PARTIES.

         This Agreement shall inure to the benefit of and be binding upon each of you and the Company and your and the Company's respective successors, this Agreement and the conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and for the benefit of no other person, firm or corporation, except as otherwise specifically provided herein.

Section 14.  APPLICABLE LAW.

         This Agreement shall be construed in accordance with the laws of the State of Minnesota.


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                                      -24-
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         If the foregoing is accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among you and the Company in accordance with its terms.

                                   Very truly yours,

                                   ILLINOIS RIVER ENERGY, LLC

                                   By  _________________________________________
                                          Title:________________________________

CONFIRMED AND ACCEPTED as of the date
first above written:

U.S. BANCORP PIPER JAFFRAY INC.

By___________________________________________________
     Title:__________________________________________


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